Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

            Nominal Defendant.
C.A. No. 2021-0827-JTL

NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR
The Court of Chancery of the State of Delaware authorized this Notice. This is not a solicitation from a lawyer.
TO:    ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF WALMART INC. (“WALMART”) COMMON STOCK AS OF THE CLOSE OF

TRADING ON OCTOBER 15, 2024 (“CURRENT WALMART STOCKHOLDERS”).
The purpose of this Notice is to inform you of: (i) the pendency of the above-captioned stockholder derivative action captioned Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL (Del. Ch.) (the “Action”), which was brought by Plaintiffs Ontario Provincial Council of Carpenters’ Pension Trust Fund, Police & Fire Retirement System of the City of Detroit, and Norfolk County Retirement System (collectively, “Plaintiffs”), on behalf of and for the benefit of Walmart, in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to the approval of the Court, as provided in the Stipulation and Agreement of Settlement, Compromise, and Release dated as of October 13, 2024 (the “Stipulation”); (iii) the hearing that the Court will hold on December 20, 2024, at 1:30 p.m., to determine whether to approve the proposed Settlement and to consider the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and (iv) Current Walmart Stockholders’ rights with respect to the proposed Settlement and the application for attorneys’ fees and expenses.1
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT OF THIS ACTION.
The Stipulation was entered into as of October 13, 2024, between and among Plaintiffs; Defendants; Randall Stephenson, in his capacity as a member of the Special Litigation Committee of the Board of Directors of Walmart (the “Special Litigation Committee”); and nominal defendant Walmart (together with Plaintiffs, Defendants, and the Special Litigation Committee, the “Parties”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.
As described in paragraph 65 below, the Settlement provides for (i) a cash payment of $123 million (the “Settlement Amount”), which, after deducting any Court-awarded attorneys’ fee and expenses and any applicable Taxes, will be paid to Walmart; and (ii) corporate governance practices that Walmart will implement.
Because the Action was brought as a derivative action, which means that the

1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation, which is available in the “Investors” section of Walmart’s website, https://stock.walmart.com/financials/sec-filings/derivativesettlementnotice.

Action was brought by Plaintiffs on behalf of and for the benefit of Walmart, the cash recovery from the Settlement will go to the Company. Individual Walmart stockholders will not receive any direct payment from the Settlement.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?
1.The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Walmart stockholders’ legal rights.
2.In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiffs have filed suit against Defendants on behalf of and for the benefit of Walmart.
3.The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”). See paragraphs 73-75 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

WHAT ARE THESE CASES ABOUT? WHAT HAS HAPPENED SO FAR?
THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
A MORE COMPLETE STATEMENT OF THE FACTS OF THIS MATTER IS SET FORTH IN THE PARTIES’ PLEADINGS AND BRIEFING. PLEASE SEE PARAGRAPH 82 BELOW FOR MORE INFORMATION ABOUT HOW AND WHERE TO LOCATE THOSE DOCUMENTS.

4.The Action is a derivative action brought by Plaintiffs on behalf of Walmart. Plaintiffs allege that current and former officers and directors of Walmart breached their fiduciary duties in connection with the Company’s distribution and dispensing of controlled substances. In particular, the Complaint alleges that the Defendants failed to implement policies and controls to ensure compliance with the Controlled Substances Act (the “CSA”) and related regulations, as well as a 2011 Memorandum of Agreement (“2011 MOA”) with the Drug Enforcement Administration. Plaintiffs allege that due to Defendants’ failure to ensure compliance with the CSA and the 2011 MOA, Walmart was harmed, including through its agreement to pay up to $3.1 billion to resolve opioid-related lawsuits brought by state, local, and tribal governments.
5.On May 4, 2020, Plaintiff Police & Fire Retirement System of the City of Detroit (“Detroit P&F”), a putative Walmart stockholder, sent a books and records demand pursuant to 8 Del. C. § 220 (“Section 220”) to Walmart to investigate, among other things, potential breaches of fiduciary duty relating to Walmart’s compliance with the CSA in connection with the Company’s distribution and dispensing of opioid medications.
6.On May 5, 2020, Plaintiff Norfolk County Retirement System (“Norfolk”), a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, similar to Detroit P&F’s demand, seeking inspection of books and records concerning opioids and CSA-related issues.
7.On April 9, 2020, Manuel Abt, a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, seeking inspection of books and records concerning opioids and CSA-related issues.
8.On June 1, 2020, Walmart responded to Detroit P&F’s and Norfolk’s Section 220 demands and offered to meet and confer about the scope of the demands and the materials sought.
9.On June 17, 2020, Detroit P&F and Norfolk filed complaints against Walmart to compel inspection of books and records pursuant to Section 220.
10.On June 25, 2020, Rhode Island Laborers’ Pension Fund, a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
11.On July 2, 2020, Plaintiff Ontario Provincial Council of Carpenters’ Pension Trust Fund (“Ontario”), a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, similar to Detroit P&F’s and Norfolk’s demands, seeking inspection of books and records concerning opioids and CSA-related issues. On August 10, 2020, Ontario sent a supplemental demand under Section 220 for inspection of books and records. In correspondence in July and August 2020, Walmart offered to meet and confer about the scope of Ontario’s demands and the materials sought.
12.On August 21, 2020, Ontario filed a complaint against Walmart to compel inspection of books and records pursuant to Section 220. The Ontario Section 220 action was coordinated with Section 220 actions commenced by Detroit P&F and Norfolk (together, the “Section 220 Actions”).
13.On October 5, 2020, trial was held in the Section 220 Actions.
14.On October 29, 2020, the Court entered a Final Order and Judgment in the Section 220 Actions ordering Walmart to produce certain categories of documents in response to Plaintiffs’ Section 220 demands.
15.On December 28, 2020 and April 9, 2021, respectively, Walmart completed its production of documents in response to Plaintiffs’ Section 220 demands and served a revised privilege log. In all, Walmart produced over 1,000 documents totaling more than 12,000 pages in response to the demands from Mr. Abt, Detroit P&F, Norfolk, and Ontario.
16.On February 3, 2021, Erste Asset Management GmbH, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
17.On February 9, 2021, Mr. Abt filed a Verified Stockholder Derivative Complaint (the “Abt Complaint”), styled Manuel Abt v. Aida M. Alvarez, et al., C.A. No. 21-cv-00172-CFC (D. Del.) (the “Abt Action”).
18.On April 16, 2021, Thuy Nguyen filed a Verified Stockholder Derivative Complaint (the “Nguyen Complaint”), styled Thuy Nguyen v. C. Douglas McMillon, et al., C.A. No. 21-cv-00551-CFC (D. Del.) (the “Nguyen Action,” and with the Abt Action, the “Federal Derivative Actions”).
19.On June 17, 2021, the parties in the Nguyen Action stipulated to a stay of the Nguyen Action pending resolution of the motion to dismiss in the consolidated securities class action captioned In re Walmart Inc. Securities Litigation, No. 1:21-cv-00055-CFC (D. Del.), which the court entered on June 28, 2021.
20.On August 2, 2021, Debbie Spellman, a putative Walmart stockholder,

sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
21.On September 27, 2021, Plaintiffs commenced this Action by filing a 132-page, 316-paragraph Verified Stockholder Derivative Complaint (the “Original Complaint”) against Defendants, and on behalf of nominal defendant Walmart, alleging that certain Walmart officers and directors breached their fiduciary duties of oversight in connection with Walmart’s distribution and dispensation of opioid medications and alleged violations of the CSA.
22.On October 18, 2021, Defendants filed a motion to dismiss the Original Complaint.
23.On December 1, 2021, the parties in the Abt Action stipulated to a stay of the Abt Action pending resolution of this Action, which the court entered on that same day.
24.On December 21, 2021, Defendants filed their Opening Brief in Support of Their Motion to Dismiss or, in the Alternative, to Stay the Action.
25.On February 22, 2022, Plaintiffs filed a Verified Amended Stockholder Derivative Complaint (the “Amended Complaint”) totaling 153 pages and 379 paragraphs. The Amended Complaint asserted claims for breach of fiduciary duty pertaining to Walmart’s distribution and dispensation of opioid medications and alleged violations of the CSA against Defendants Flynn, Harris, Horton, Jorgensen, Mayer, McMillon, Penner, Reinemund, R. Walton, and S. Walton in their capacities as current or former Walmart directors or officers.
26.On March 8, 2022, Defendants filed a motion to dismiss the Amended Complaint, and on April 20, 2022, Defendants filed their Opening Brief in Support of Their Motion to Dismiss or, in the Alternative, to Stay the Action (the “Motion to Dismiss or Stay”).
27.On April 29, 2022, James Hays and Laborers’ Local 1298 Pension and Annuity Funds, putative Walmart stockholders, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues. Those demands followed books-and-records inspections by both stockholders pursuant to Section 220.
28.On June 1, 2022, Plaintiffs filed their Answering Brief in Opposition to Defendants’ Motion to Dismiss or Stay.

29.On June 24, 2022, Defendants filed their Reply Brief in Further Support of Their Motion to Dismiss or Stay.
30.On September 26, 2022, the Court heard oral argument on Defendants’ Motion to Dismiss or Stay.
31.On November 15, 2022, Walmart announced that it had agreed to “a $3.1 billion nationwide opioid settlement framework designed to resolve substantially all opioid lawsuits and potential lawsuits by state, local, and tribal governments” (the “National Settlement”).2
32.On November 21, 2022, the Court issued a letter to counsel ordering supplemental briefing regarding the impact of the National Settlement on the Action.
33.On December 1, 2022, Joseph Crognale, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
34.On January 13, 2023, Defendants filed their Supplemental Brief in Support of Their Motion to Dismiss or Stay, and Plaintiffs filed their Supplemental Brief in Opposition to the Motion to Dismiss or Stay.
35.On April 12, 2023, the Court issued a Memorandum Opinion Addressing Defendants’ Motion to Dismiss on the Basis of Laches (the “Laches Opinion”). The Laches Opinion held that Plaintiffs’ claims were timely and denied Defendants’ motion to dismiss on that basis.
36.On April 26, 2023, the Court issued a Memorandum Opinion Addressing Defendants’ Motions to Dismiss on Grounds Other Than Laches (the “Rule 23.1 Opinion”). The Rule 23.1 Opinion granted Defendants’ motion to dismiss claims pertaining to Walmart’s distribution of opioids, denied Defendants’ motion to dismiss claims relating to Walmart pharmacies’ dispensing of opioids, and denied Defendants’ motion to stay the Action.
37.On May 5, 2023, Walmart’s Board of Directors adopted resolutions creating a special litigation committee comprised of director Randall Stephenson to investigate, review, and analyze the facts and circumstances surrounding the claims and allegations in the Amended Complaint and the Federal Derivative Actions and
2 Press Release, Walmart Inc., Walmart Announces Nationwide Opioid Settlement Framework (November 15, 2022).

determine whether the prosecution of such claims is in Walmart’s best interest. Mr. Stephenson is not a named defendant in this Action or the Federal Derivative Actions, and joined Walmart’s Board of Directors nearly a year after Plaintiffs sent their Section 220 demands. He previously served as Executive Chairman of the Board of Directors of AT&T Inc., and before that was Chairman of the Board and Chief Executive Officer of AT&T from 2007 until July 2020. The Special Litigation Committee retained Wachtell, Lipton, Rosen & Katz and Heyman Enerio Gattuso & Hirzel LLP as its legal advisors.
38.On May 16, 2023, Plaintiffs served their First Set of Requests for Production of Discovery Materials to Walmart, comprised of 68 requests.
39.On May 19, 2023, Plaintiffs served their First Set of Requests for Production of Discovery Materials to the Individual Defendants, comprised of 60 requests.
40.On May 23, 2023, Plaintiffs served their First Set of Interrogatories Directed to Walmart and their First Set of Interrogatories Directed to the Individual Defendants, comprised of 96 and 10 requests, respectively.
41.In early June 2023, Plaintiffs’ Counsel learned that Walmart’s Board of Directors had formed the Special Litigation Committee.
42.On June 7, 2023, Margaret McLaughlin, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
43.On June 9, 2023, the Special Litigation Committee filed a Motion to Stay, seeking a six-month stay of the Action pending the Special Litigation Committee’s investigation.
44.On June 9, 2023, Defendants filed Answers to the Amended Complaint.
45.On June 23, 2023, Plaintiffs filed their Opposition to the Special Litigation Committee’s Motion to Stay.
46.On June 30, 2023, the Special Litigation Committee filed its Reply Brief in Further Support of its Motion to Stay.
47.On June 30, 2023, the Court granted the Special Litigation Committee’s Motion to Stay conditioned upon Walmart’s production to Plaintiffs of documents produced by Walmart in In re National Prescription Opiate Litigation, No. 1:17-

MD-2804-DAP (N.D. Ohio) (the “Opioid MDL”), and ordered the Special Litigation Committee to file periodic status reports.
48.On August 15, 2023, the Court entered the parties’ Stipulation and Proposed Order for the Production and Exchange of Confidential and Highly Confidential Material.
49.On August 16, 2023 and September 26, 2023, Walmart produced the Opioid MDL production documents to Plaintiffs, totaling over 700,000 documents and 2.4 million pages. The documents produced to Plaintiffs included 52 deposition transcripts from 40 witnesses (7 of which involved testimony by a corporate representative of the Company).
50.On October 30, 2023, the Special Litigation Committee filed an Unopposed Motion to Extend Stay, which the Court granted on October 31, 2023.
51.On November 20, 2023, counsel for the Special Litigation Committee met with Plaintiffs’ Counsel in New York, New York to update them on the status of the investigation and obtain their views on the proper course for the Special Litigation Committee’s investigation.
52.On March 28, 2024, the Special Litigation Committee filed an Unopposed Motion to Extend Stay, which the Court granted that same day.
53.Given the factual complexity of the events underlying the claims, which span a period of more than ten years, the Special Litigation Committee’s investigation lasted many months. During the course of its investigation, the Special Litigation Committee met regularly with its counsel. The Special Litigation Committee and its counsel reviewed and analyzed over 400,000 documents from the Company’s files and the custodial files of more than 50 document custodians—including from all Defendants. The Special Litigation Committee also conducted interviews of 40 witnesses, including of all Defendants, and the Special Litigation Committee’s member participated in the interviews of all Defendants.
54.On or about May 14, 2024, Plaintiffs, Defendants, and the Special Litigation Committee agreed to engage in mediation before The Honorable Layn R. Phillips of Phillips ADR (the “Mediator”).
55.On May 21, 2024, the Court granted the parties’ Stipulation and Proposed Order Under Delaware Rule of Evidence 510(f), which the parties agreed to in order to facilitate transparency and information-sharing in connection with the mediation.

56.On June 3 and 4, 2024, in connection with the mediation, counsel for the Special Litigation Committee met with counsel for Walmart and Defendants.
57.On June 5 and 6, 2024, in connection with the mediation, Plaintiffs’ Counsel met with counsel for the Special Litigation Committee in New York, New York.
58.On June 6, 2024, in connection with the mediation, counsel for the Special Litigation Committee met with the Insurers.
59.On June 17, 2024, the Court granted the parties’ Stipulation and Proposed Order Extending Stay.
60.On July 1, 2024, following the exchange of lengthy opening and reply mediation statements, counsel for Plaintiffs, Defendants, the Insurers, the Special Litigation Committee, and Walmart participated in a full-day, in-person mediation session before the Mediator in New York, New York. A settlement was not reached at that time.
61.Following the in-person mediation session, counsel for Plaintiffs, Defendants, the Insurers, the Special Litigation Committee, and Walmart continued settlement discussions over the course of several months with the assistance of the Mediator.
62.On September 11, 2024, the Mediator made a settlement recommendation, which all Parties have accepted.
63.In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in the Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses.
64.On October 15, 2024, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Current Walmart Stockholders and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?
65.In consideration of the full settlement, compromise, and release of the Released Plaintiffs’ Claims (defined in paragraph 68 below) against the Released

Defendants’ Persons (defined in paragraph 68 below) and the dismissal with prejudice of the Action, Plaintiffs, Defendants, the Special Litigation Committee, and Walmart have agreed to the following:

(i)Monetary Consideration: No later than (i) forty calendar days after the Parties file the Stipulation with the Court; and (ii) the Insurers receive all information reasonably required to process payment, whichever is later, Defendants shall cause the Insurers to pay the Settlement Amount ($123,000,000 in cash) into an escrow account controlled by Plaintiffs’ Counsel (the “Escrow Account”), subject to refund with any interest earned thereon while on deposit in the Escrow Account, if the Settlement is terminated or cancelled pursuant to the Stipulation. No later than two business days after the Court’s entering an order approving the Settlement and any Fee and Expense Award, Plaintiffs’ Counsel shall transfer (i) the Settlement Amount, plus any interest earned thereon while on deposit in the Escrow Account (the “Settlement Fund”), less any Fee and Expense Award, to Walmart; and (ii) any Fee and Expense Award to Plaintiffs’ Counsel, subject to deductions for required Taxes incurred by the Escrow Account and subject to refund if the Settlement is terminated or cancelled pursuant to the Stipulation.
(ii)Governance: No later than thirty days after the Effective Date, Defendants and the Company shall implement the corporate governance practices set forth in Exhibit E to the Stipulation.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?
66.Plaintiffs, through Plaintiffs’ Counsel, have conducted an extensive investigation and engaged in discovery relating to the claims and underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation and discovery and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto. In negotiating and evaluating the terms of the Settlement, Plaintiffs and Plaintiffs’ Counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the expense, length, and risk of pursuing their claims through trial and appeals. While Plaintiffs brought their claims in good faith and continue to believe that their claims have merit, Defendants vigorously argued that they had acted appropriately and are not subject to liability or damages. In light of the substantial monetary recovery and governance practices achieved by the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Walmart and its stockholders. The Settlement provides substantial immediate benefits to Walmart without the risk that continued litigation could result in obtaining similar or lesser relief for Walmart after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.
67.Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Action, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
68.If the Settlement is approved, the Court will enter a Final Order and Judgment Approving Derivative Action Settlement (the “Judgment”). Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following releases will occur:
Release of Claims by Plaintiffs, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, and all other Walmart stockholders:
Plaintiffs, Abt, Nguyen, and the Section 220/Litigation Demand Stockholders, on their own behalf and derivatively on behalf of Walmart, and all other Company stockholders derivatively on behalf of Walmart, shall be deemed to have, and by operation of the Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Plaintiffs’ Claims (defined below) against the Released Defendants’ Persons (defined below).

“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that (i) were asserted in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including but not limited to those asserted in the Amended Complaint; (ii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs, Abt, Nguyen, or the Section 220/Litigation Demand Stockholders directly on their own behalf in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of, or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including the Amended Complaint; (iii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, or any other Company stockholder derivatively on behalf of the Company in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including the Amended Complaint; provided, however, that the Released Plaintiffs’ Claims shall not include (i) any claims to enforce this Stipulation or the Settlement, (ii) any direct claims of any stockholder of Walmart (other than the direct claims of Plaintiffs, Abt, Nguyen, or the Section 220/Litigation Demand Stockholders on their own behalf), including, without limitation, the claims asserted in In re Walmart Inc. Securities Litigation, Case No. 1:21-cv-0055-CFC (D. Del.); United States of America v. Walmart, et al., Case No. 1:20-cv-01744 (D. Del.); and In re: National Prescription Opiate Litigation, Case No. 1:17-md-02804 (N.D. Ohio); or

(iii) any claim that any Party may have against any insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including with respect to obligations to fund the Settlement Amount or any portion thereof.
“Released Defendants’ Persons” means Defendants, Federal Derivative Defendants, Walmart, the Special Litigation Committee, any of the foregoing’s respective counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives.
Release of Claims by Defendants, the Special Litigation Committee, and Walmart: Defendants, the Special Litigation Committee, and Walmart shall be deemed to have, and by operation of the Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Defendants’ Claims (defined below) against the Released Plaintiffs’ Persons (defined below).
“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, held by Defendants, Federal Derivative Defendants, Walmart, or the Special Litigation Committee that arise out of or relate to in any way to the institution, prosecution, or settlement of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands; provided, however, that the Released Defendants’ Claims shall not include: (i) any claims to enforce this Stipulation or the Settlement; or (ii) any claim that any Party may have against any insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including with respect to obligations to fund the Settlement Amount or any portion thereof.
“Released Plaintiffs’ Persons” means Plaintiffs, Plaintiffs’ Counsel, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, any of the foregoing’s respective counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives of any of the foregoing, as well as Walmart as nominal defendant.
“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff, Abt, Nguyen, Section 220/Litigation Demand Stockholder, or Company stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendant or Walmart does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, they shall expressly waive, and by operation of the Judgment, they and each Company stockholder shall be deemed to have waived, any and all provisions, rights, and benefits conferred by California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF

KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY,
and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542. The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and each Company stockholder, by operation of the Judgment, shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.
69.The “Effective Date” means the first date by which all of the following events and conditions have been met and have occurred or have been waived: (i) payment of the Settlement Amount into the Escrow Account in accordance with the Stipulation, as discussed in paragraph 65 above; (ii) the Federal Derivative Actions have been dismissed with prejudice; (iii) the Litigation Demands have been withdrawn; (iv) Plaintiffs and Defendants have not exercised their options to terminate the Settlement; and (v) the Court has entered the Judgment and the Judgment has become Final.
70.By Order of the Court, (i) all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation have been stayed until otherwise ordered by the Court; (ii) Plaintiffs and all other Walmart stockholders are barred and enjoined from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Plaintiffs’ Claims against any Released Defendants’ Persons; and (iii)  Defendants, the Special Litigation Committee, and Walmart are barred and enjoined from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Defendants’ Claims against any Released Plaintiffs’ Persons.

HOW WILL THE ATTORNEYS BE PAID?
71.Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. Plaintiffs’ Counsel invested their own resources for pursuing the claims asserted on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through this litigation. In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for Walmart and its stockholders through the Settlement and the prosecution of the claims asserted, Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses to be paid from (and out of) the Settlement Fund. Plaintiffs’ Counsel’s fee and expense application will seek an award of attorneys’ fees in an amount not to exceed 20% of the Settlement Fund, net of Court-awarded litigation expenses, plus payment of litigation expenses in an amount not to exceed $600,000.
72.The Court will determine the amount of any attorney fee and expense award (the “Fee and Expense Award”). Any Court-approved Fee and Expense Award will be paid from the Settlement Fund. Walmart stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

73.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Fairness Hearing. The Settlement Fairness Hearing will be held before Vice Chancellor J. Travis Laster on December 20, 2024, at 1:30 p.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801.
74.At the Settlement Fairness Hearing, the Court will, among other things: (i) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Walmart; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Walmart, and should be approved by the Court; (iii) determine whether a Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing the Action with prejudice; (iv) consider the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; (v) consider any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

75.Please Note: The Court has reserved the right to adjourn the Settlement Fairness Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than by oral announcement at the Settlement Fairness Hearing or any adjournment thereof. The Court has further reserved the right to approve the Stipulation and the Settlement, at or after the Settlement Fairness Hearing, with such modifications as may be consented to by the Parties and without further notice to Walmart stockholders. The Settlement Fairness Hearing may be converted to a hearing by Zoom or telephone, in which case information about how to attend the hearing remotely will be provided on the docket. You should monitor the Court’s docket and the websites of Plaintiffs’ Counsel, as indicated in paragraph 82 below, before making plans to attend the Settlement Fairness Hearing. You may also confirm the date and time of the Settlement Fairness Hearing by contacting Plaintiffs’ Counsel as indicated in paragraph 82 below.
76.Any Current Walmart Stockholder who or which continues to own shares of Walmart common stock as of December 20, 2024, the date of the Settlement Fairness Hearing, may object to the Settlement and/or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before December 5, 2024. Objections must also be served on Plaintiffs’ Counsel, Defendants’ Counsel, Walmart’s Counsel, and Special Litigation Committee’s Counsel by hand, first class U.S. mail, or express service, at the addresses set forth below such that they are received on or before December 5, 2024.

Register in Chancery
Register in Chancery Delaware Court of Chancery Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801

Plaintiffs’ Counsel
Edward G. Timlin Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas New York, NY 10020	Mark Richardson Labaton Keller Sucharow LLP 222 Delaware Avenue, Suite 1510 Wilmington, DE 19801
Nathaniel L. Orenstein Berman Tabacco One Liberty Square Boston, MA 02109
Defendants’ Counsel
Sean M. Berkowitz
Nicholas J. Siciliano
Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60611
Raymond J. DiCamillo
Richards Layton & Finger, P.A.
920 North King Street
Wilmington, DE 19801
William M. Regan
Allison Wuertz
Hogan Lovells
390 Madison Avenue
New York, NY 10022
Andrew W. Stern Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 A. Thompson Bayliss Abrams & Bayliss LLP 20 Montchanin Road, Suite 200 Wilmington, DE 19807
Walmart’s Counsel
James W. Carlson Jones Day 500 Grant Street, Suite 4500 Pittsburgh, PA 15219	Brad D. Sorrels Wilson Sonsini Goodrich & Rosati, P.C. 222 Delaware Avenue, Suite 800 Wilmington, DE 19801

Special Litigation Committee’s Counsel
William Savitt Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
77.Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the objector; (iii) state that the objection is being filed with respect to “Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (v) include (a) documentation sufficient to prove that the objector owned shares of Walmart common stock as of the close of trading on October 15, 2024, (b) documentation sufficient to prove that the objector continues to hold shares of Walmart common stock as of the date of filing of the objection, and (c) a statement that the objector will continue to hold shares of Walmart common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of Walmart common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. The Parties are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of Walmart common stock.
78.Current Walmart Stockholders who or which continue to own shares of Walmart common stock as of the date of the Settlement Fairness Hearing may file a written objection without having to appear at the Settlement Fairness Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Settlement Fairness Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.
79.Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Fairness Hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Register in Chancery and serve it on Plaintiffs’ Counsel, Defendants’ Counsel, and Walmart’s Counsel at the addresses set forth in paragraph 76 above so that it is received on or before December 5, 2024. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
80.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiffs’ Counsel, Defendants’ Counsel, and Walmart’s Counsel at the addresses set forth in paragraph 76 above so that the notice is received on or before December 5, 2024.
81.Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above will: (i) be deemed to have waived and forfeited his, her, or its right to object, including any right of appeal, to any aspect of the proposed Settlement and/or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the attorneys’ fees and expenses requested or awarded; and (iii) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, including on any appeal, with respect to any matters concerning the Settlement or the requested or awarded attorneys’ fees and expenses.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?
82.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For a more detailed statement of the matters involved in the Action, you may view a copy of the Stipulation in the “Investors” section of Walmart’s website, https://stock.walmart.com/financials/sec-filings/derivativesettlementnotice. You may also inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. Copies of key case filings, including the Stipulation, Scheduling Order, and

Amended Complaint, are also available on respective websites of Plaintiffs’ Counsel: www.blbglaw.com; labaton.com; and www.bermantabacco.com. Upon written request, Plaintiffs’ Counsel will provide stockholders with a copy of the public version of any other filing in the Action. If you have questions regarding the Action or the Settlement, you may write, call, or email Plaintiffs’ Counsel: Edward G. Timlin, Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020, (800) 380-8496, settlements@blbglaw.com; Mark Richardson, Labaton Keller Sucharow LLP, 222 Delaware Avenue, Suite 1510, Wilmington, DE 19801, (866) 460-7254, delawaresettlements@labaton.com; or Nathaniel L. Orenstein, Berman Tabacco, One Liberty Square, Boston, MA 02109, (617) 542-8300, law@bermantabacco.com.
DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: October 15, 2024

BY ORDER OF THE COURT
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